       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                              AS OF APRIL 30, 2000

AGGREGATE RECEIVABLES                         NUMBER OF           PERCENT OF                    AGGREGATE          PERCENT OF
BALANCE                                           ACCTS            NUMBER OF                  RECEIVABLES           AGGREGATE
                                                                       ACCTS                      BALANCE         RECEIVABLES
                                                                                                                      BALANCE
1.         5,000  or less                        18,166               62.81%               $31,806,949.70               5.49%

2.         5,000 -    10,000                      3,890               13.45%               $27,607,108.91               4.77%

3.        10,000 -    25,000                      3,556               12.30%               $55,524,859.73               9.58%

4.        25,000 -    50,000                      1,575                5.45%               $54,555,309.26               9.42%

5.        50,000 -    75,000                        533                1.84%               $32,562,321.25               5.62%

6.        75,000 -   100,000                        303                1.05%               $26,128,208.07               4.51%

7.       100,000 -   250,000                        557                1.93%               $85,494,904.58              14.76%

8.       250,000 -   500,000                        186                0.64%               $64,265,446.60              11.09%

9.       500,000 - 1,000,000                         94                0.33%               $61,574,211.73              10.63%

10.    1,000,000 - 5,000,000                         59                0.20%              $119,836,002.42              20.68%

11.         Over   5,000,000                          3                0.01%               $20,016,063.27               3.45%


Total:                                           28,922                                   $579,371,385.52  (1)

(1)   Includes $943,635.14 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                    IDENTIFIED PORTFOLIO AS OF APRIL 30, 2000


REMAINING INSTALLMENT                      NUMBER OF                 PERCENT                     AGGREGATE            PERCENT OF
TERM                                           ACCTS            OF NUMBER OF                   RECEIVABLES             AGGREGATE
                                                                       ACCTS                       BALANCE           RECEIVABLES
                                                                                                                         BALANCE
03 Months or Less                             10,867                  37.57%                $60,563,119.18                10.45%
04 to 06 Months                                9,385                  32.45%               $168,574,122.45                29.10%
07 to 09 Months                                8,229                  28.45%               $221,010,608.61                38.15%
10 to 12 Months                                  254                   0.88%                $74,244,909.70                12.81%
13 to 18 Months                                   93                   0.32%                $23,272,969.48                 4.02%
More than 18 Months                               94                   0.33%                $31,705,656.10                 5.47%
Total:                                        28,922                                       $579,371,385.52 (1)


(1)  Includes $943,635.14 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                              AS OF APRIL 30, 2000

STATES                                             AGGREGATE RECEIVABLES                   PERCENTAGE OF AGGREGATE
                                                                 BALANCE                       RECEIVABLES BALANCE
CALIFORNIA                                               $119,431,289.99                                    20.61%
TEXAS                                                     $75,879,990.41                                    13.10%
NEW YORK                                                  $44,841,158.29                                     7.74%
PENNSYLVANIA                                              $32,468,242.67                                     5.60%
FLORIDA                                                   $31,421,121.60                                     5.42%
OHIO                                                      $29,267,832.00                                     5.05%
NEW JERSEY                                                $27,114,749.70                                     4.68%
ILLINOIS                                                  $15,594,301.73                                     2.69%
WASHINGTON                                                $12,941,131.02                                     2.23%
MASSACHUSETTS                                             $12,628,542.26                                     2.18%
GEORGIA                                                   $11,965,715.89                                     2.07%
INDIANA                                                   $11,960,444.14                                     2.06%
LOUISIANA                                                 $10,932,162.05                                     1.89%
MICHIGAN                                                  $10,653,148.25                                     1.84%
COLORADO                                                   $9,899,375.77                                     1.71%
NORTH CAROLINA                                             $9,682,652.96                                     1.67%
TENNESSEE                                                  $7,704,342.57                                     1.33%
UTAH                                                       $7,588,618.45                                     1.31%
VIRGINIA                                                   $7,333,103.42                                     1.27%
OREGON                                                     $7,230,037.35                                     1.25%
CONNECTICUT                                                $6,259,400.71                                     1.08%
MISSISSIPPI                                                $6,161,173.25                                     1.06%
ALASKA                                                     $5,954,774.52                                     1.03%
MISSOURI                                                   $5,795,038.63                                     1.00%
SOUTH CAROLINA                                             $5,754,623.62                                     0.99%
ARIZONA                                                    $5,688,717.07                                     0.98%
MARYLAND                                                   $5,090,746.69                                     0.88%
OKLAHOMA                                                   $4,474,945.86                                     0.77%
WEST VIRGINIA                                              $4,211,320.66                                     0.73%
ALABAMA                                                    $4,180,343.69                                     0.72%
KENTUCKY                                                   $3,968,864.05                                     0.69%
MINNESOTA                                                  $3,889,540.53                                     0.67%
WISCONSIN                                                  $3,543,444.37                                     0.61%
ARKANSAS                                                   $3,287,723.82                                     0.57%
IDAHO                                                      $3,090,723.14                                     0.53%
HAWAII                                                     $2,449,303.28                                     0.42%
NEBRASKA                                                   $2,228,906.57                                     0.38%
NEVADA                                                     $2,171,010.71                                     0.37%
NEW HAMPSHIRE                                              $1,196,879.07                                     0.21%
IOWA                                                         $945,552.95                                     0.16%
MAINE                                                        $717,363.94                                     0.12%
RHODE ISLAND                                                 $469,466.86                                     0.08%
MONTANA                                                      $390,749.85                                     0.07%
WYOMING                                                      $389,046.07                                     0.07%
KANSAS                                                       $371,801.48                                     0.06%
SOUTH DAKOTA                                                 $163,089.33                                     0.03%
VERMONT                                                     ($11,125.72)                                     0.00%

 Total:                                                  $579,371,385.52  (1)                              100.00%


(1)  Includes $943,635.14 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                           FOUR MONTHS
                                                          ENDED APRIL 30,                          YEAR ENDED DECEMBER 31,
                                                    --------------------------              -----------------------------------
                                                      2000              1999                  1999          1998         1997
                                                    --------          --------              --------      --------     --------
Average Outstanding Principal                       $510,590          $519,811              $527,470      $536,913     $562,229
Balance (2)
Gross Charge-Offs                                        667             1,014                 2,756         3,010        1,002
Recoveries                                               341               297                 1,185           804          102
Net Charge-Offs                                          326               717                 1,571         2,206          900
Net Charge Offs as a                                    0.19%  (3)        0.41%  (3)            0.30%         0.41%        0.16%
Percentage of Average
Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                           AT APRIL 30,                           AT DECEMBER 31,
                                                         2000        1999                1999          1998        1997
                                                         ----        ----                ----          ----        ----
Number of days a loan remains overdue after
cancellation of the related insurance policy

             31-89 days                                  0.66%       0.87%               0.95%         1.25%       1.17%
             90-270 days                                 0.72%       0.78%               0.69%         0.91%       0.93%
             Over 270 days (1)                           0.00%       0.00%               0.00%         0.00%       0.00%
                                                         ----        ----                ----          ----        ----
                 Total                                   1.38%       1.65%               1.64%         2.16%       2.10%
                                                         ====        ====                ====          ====        ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                                                  ORIGINATORS' PORTFOLIO YIELD
                                                      IDENTIFIED PORTFOLIO
                                                     (DOLLARS IN THOUSANDS)




                                                           FOUR MONTHS
                                                         ENDED APRIL 30,                          YEAR ENDED DECEMBER 31,
                                                         ---------------                          ----------------------
                                                    2000                   1999                1999         1998         1997
                                                  --------               --------            --------     --------     --------
Average Month Principal Balance (1)               $510,590               $519,811            $527,470     $536,913     $562,229

Interest & Fee Income                               18,266                 18,192              53,879       60,676       63,462

Average Revenue Yield on Outstanding                 10.71%  (3)            10.50%  (3)         10.21%       11.30%       11.29%
Principal Balance Receivables (2)

(1)  Based on the average beginning of the month balances.

(2)  Line 2 divided by line 1.

(3)  Calculated on an annualized basis